Exhibit 99.2

Apple Inc.

Q1 2011 Unaudited Summary Data

	Q4 2010		Q1 2010		Q1 2011		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	1,460	$7,186	1,187	$6,092	1,360	$9,218	- 7%	28%	15%	51%
Europe	978	5,458	1,068	5,024	1,245	7,256	27%	33%	17%	44%
Japan	118	1,401	105	783	162	1,433	37%	2%	54%	83%
Asia Pacific	455	2,732	313	1,813	516	4,987	13%	83%	65%	175%
Retail	874	3,566	689	1,971	851	3,847	- 3%	8%	24%	95%

Total Operating Segments	3,885	$20,343	3,362	$15,683	4,134	$26,741	6%	31%	23%	71%

		Revenue		Revenue		Revenue	Sequential Change		Year/Year Change
	Units K	$M	Units K	$M	Units K	$M	Units	Revenue	Units	Revenue
Product Summary
Desktops (1)	1,242	$1,676	1,234	$1,692	1,227	$1,731	- 1%	3%	- 1%	2%
Portables (2)	2,643	3,194	2,128	2,758	2,907	3,699	10%	16%	37%	34%

Subtotal CPUs	3,885	4,870	3,362	4,450	4,134	5,430	6%	11%	23%	22%

iPod	9,051	1,477	20,970	3,391	19,446	3,425	115%	132%	- 7%	1%
Other Music Related Products and Services (3)		1,243		1,164		1,431		15%		23%
iPhone and Related Products and Services (4)	14,102	8,822	8,737	5,578	16,235	10,468	15%	19%	86%	88%
iPad and Related Products and Services (5)	4,188	2,792	0	0	7,331	4,608	75%	65%	N/M	N/M
Peripherals and Other Hardware		477		469		593		24%		26%
Software, Service and Other Sales		662		631		786		19%		25%

Total Apple		$20,343		$15,683		$26,741		31%		71%

(1)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(2)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(3)	Includes iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(4)	Includes recognized revenue from iPhone sales, carrier agreements, services, and Apple-branded and third-party iPhone accessories.

(5)	Includes recognized revenue from iPad sales, services, and Apple-branded and third-party iPad accessories.

N/M: Not Meaningful

K = Units in thousands

$M = Amounts in millions